Second Quarter 2016 Steve Gardner Chairman & Chief Executive Officer sgardner@ppbi.com - 949-864-8000 Ronald Nicolas Sr. EVP & Chief Financial Officer rnicolas@ppbi.com - 949-864-8000 And Exhibit 99.1 Investor Presentation

2 Forward-Looking Statements The statements contained in this presentation that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on Pacific Premier Bancorp, Inc. (the “Company”). Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the impact of changes in financial services policies, laws and regulations including those concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; technological and social media changes; the effect of acquisitions that the Company has made or may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; changes in the level of the Company’s nonperforming assets and charge-offs; oversupply of inventory and deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairments of securities held by the Company; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of the Company’s borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC and other filings made by the Company with the SEC. The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

3 16 Full-Service Branch Locations Company Profile Exchange / Listing NASDAQ: PPBI Focus Small & Mid-Market Businesses Total Assets $3.6 Billion* Branch Network Note: Market data as of 7/29/2016 * As of 6/30/2016 Pacific Premier Branch Footprint Headquarters Irvine, CA # of Research Analysts 7 Analysts Market Cap $667.8 Million Avg. Daily Volume 135,862 Shares Note: Map does not include PPBI offices outside of California

4 Strategic Transformation Pre 2008  Conversion from a thrift to a commercial bank 2008 - 2012  Organic growth driven by dynamic sales culture  Geographic expansion through highly accretive FDIC-assisted acquisitions  Canyon National Bank (CNB) - $192 million in assets, closed on 2/11/2011 (FDIC-Assisted)  Palm Desert National Bank (PDNB) - $103 million in assets, closed on 4/27/2012 (FDIC-Assisted) 2016 and Beyond  Focus on producing EPS growth from scale, efficiency, balance sheet leverage  Target ROAA and ROATCE in excess of 1.25% and 14%, respectively  Continue disciplined organic and acquisitive growth increasing scarcity value 2013 - 2015  Build out of commercial banking platform through acquisitions  First Associations Bank (FAB) - $424 million in assets, closed on 3/15/2013 (151 days)  San Diego Trust Bank (SDTB) - $211 million in assets, closed on 6/25/2013 (111 days)  Infinity Franchise Holdings (IFH) - $80 million in assets, closed on 1/30/2014 (73 days)  Independence Bank (IDPK) - $422 million in assets, closed on 1/26/2015 (96 days)  Security California Bancorp (SCAF) - $715 million in assets, closed 1/31/2016 (123 days) A balance of organic and acquisitive growth to create a southern California centric commercial bank franchise with $3.6 billion in assets

5  Small and middle market business banking focus  Full suite of business banking services, including: cash management, payroll and merchant card services  Customized C&I and commercial real estate loans Commercial Bank with Specialty Business Lines Business Banking SBA Lending HOA Banking & Lending Income Property Lending  Small Business Administration (“SBA”) Loans  California Capital Access Program (“Cal CAP”) Loans  United State Department of Agriculture (“USDA”) Loans  Bureau of Indian Affairs (“BIA”) Loans  Nationwide leader of customized cash management, electronic banking services and credit facilities for:  Home Owner Association (“HOA”) Companies  HOA Management Companies  Credit facilities and banking services for commercial real estate (“CRE”) investors  Structured CRE and bridge loan flexibility Construction Lending  Construction loans for developers and owner users on residential and CRE properties  New team assembled in first half of 2013 Franchise Lending  Financing for established and experienced owner operators of Quick Serve Restaurants nationwide  C&I and CRE loans secured by equipment and real estate

Technology Enabled Management Systems

- PPBI's technology investments have created competitive advantages
- PPBI has developed and deployed software for improving the sales process and sales management – we can efficiently and effectively monitor all facets of the deposit and loan process, including lead generation, prospecting and closing
  - Customer Relationship Management (CRM) with SalesForce provides real-time updates of existing and prospective client deposit and loan relationships. Deployed throughout the organization from RMs, PMs and credit admin
  - Email communication software streamlines communication between our RMs and PMs for quicker decision making
  - DataVault is PPBI's proprietary software developed in-house for tracking HOA and Property Management firm's customer payment information, customized for internal reporting and 3rd party vendor implementation

SalesForce Pipeline Management


Dashboard

SalesForce Communication


- cash out refinance

DataVault – Proprietary Mgmt. Software


Dashboard

6

7 History of PPBI • Total deposits compound annual growth rate of 40% since 2012 • Total loans compound annual growth rate of 37% since 2012 Total Assets – Acquired vs. Non-Acquired February 2011 Acquired Canyon National Bank ($192MM assets) in FDIC-assisted deal $807 $827 $961 $1,174 $1,714 $1,745 $1,922 $2,034 $2,039 $2,753 $2,637 $2,715 $2,791 $3,563 $3,599 $6.00 $7.00 $8.00 $9.00 $10.00 $11.00 $12.00 $13.00 $14.00 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 2009 2010 2011 2012 2013 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Q1-2016 Q2-2016 Non-Acquired Acquired TBV/Share April 2012 Acquired Palm Desert National Bank ($103MM assets) in FDIC-assisted deal March 2013 and June 2013 Acquired First Associations Bank ($424MM assets) and San Diego Trust Bank ($211MM assets) January 2014 Acquired Infinity Franchise Holdings ($80MM assets), a specialty finance company January 2015 Acquired Independence Bank ($422MM assets) January 2016 Acquired SCAF ($715MM assets) Timely and efficient acquisitions have accelerated PPBI’s growth and performance Total Assets TBV/Share

8 Commercial Bank Transformation - Deposit Composition Deposits – 12/31/2009 Deposits – 6/30/2016 • 36% of deposit balances are non-interest bearing deposits • 89% of deposit balances are Core deposits * Total Deposits: $618.7 Million Cost of Deposits: 1.91% Total Deposits: $2.9 Billion Cost of Deposits: 0.28% * Core deposits are all transaction accounts and non-brokered CD accounts below $250,000 Non-Int. Bearing Demand 5% Interest Bearing Demand 4% MMDA and Savings 23% CDs 68% Non-Int. Bearing Demand 36% Interest Bearing Demand 5% MMDA and Savings 38% CDs 21%

9 Commercial & Industrial 5% CRE - Own. Occ. 18% CRE - Non-Own. Occ. 26% Multi-family 48% 1-4 Family 2% Other 1% Commercial Bank Transformation – Loan Composition Loans – 12/31/2009 Loans – 6/30/2016 • Loan portfolio is high quality and well-diversified • Business related loans represent 49% of total loans at 6/30/16* • 100% Loan to deposit ratio at 6/30/16 Total Loans: $576.3 Million Total Loans: $2.9 Billion Multi-family 22% CRE Non-Own. Occ. 18% Commercial & Industrial 17% CRE - Own. Occ. 15% Franchise 13% Constr., Land & Development 8% 1-4 Family 4% SBA 3% * Business loans are defined as commercial and industrial, franchise, commercial owner occupied, and SBA

10 Conservative Credit Culture Nonperforming Assets to Total Assets (%) The Company has a history of effective credit risk management and out performing peers • No troubled debt restructurings (“TDRs”) • Tactical loan sales utilized strategically to manage various risks 1.04 1.70 1.58 1.66 1.36 0.48 0.58 0.40 3.26 1.62 1.31 0.76 0.55 1.67 1.08 0.38 0.33 0.21 0.15 0.20 0.20 0.14 0.12 0.12 0.21 0.19 0.18 0.18 0.17 0.15 2.93 3.62 3.96 4.11 4.26 4.30 4.24 4.39 4.23 4.29 4.06 4.04 3.77 3.48 3.39 3.21 2.96 1.56 1.24 1.10 1.18 1.05 0.91 0.80 0.74 0.69 0.59 0.58 0.74 - 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 5.00 PPB Peers * CNB Acquisition 2/11/11 PDNB Acquisition 4/27/12 * California peer group consists of all insured California institutions, from SNL Financial.

11 CRE to Capital Concentration 627% 499% 415% 372% 310% 349% 316% 336% 362% 352% 0% 100% 200% 300% 400% 500% 600% 700% 2008 2009 2010 2011 2012 2013 2014 2015 Q1 2016 Q2 2016 Loan portfolio diversification has allowed us to decrease our CRE concentration • After significant decrease, the Bank has held relatively steady since 2012, not altering our disciplined credit approach with this asset class Held steady CRE as a Percent of Total Capital

12 Operating Revenue & Net Interest Margin Operating Revenue Operating revenue CAGR of 25% since 2012 driven by strong net interest margin Note: Operating revenue = net interest income + noninterest income. Core Net Interest Margin 4.28% 4.21% 4.13% 4.09% 4.31% 4.24% 4.43% 4.48% 4.51% 4.10% 4.06% 3.91% 3.84% 4.01% 3.97% 4.04% 4.09% 4.14% 3.50% 3.70% 3.90% 4.10% 4.30% 4.50% 4.70% Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Net Interest Margin Core Net Interest Margin Note: Core Net Interest Margin excludes the impact of earned discounts on acquired loans, loan prepayment penalties, dividends on FHLB stock, and the SBOC accretion on MTM CDs. $ in millions $20.2 $23.5 $24.7 $25.1 $31.5 $31.1 $33.1 $39.1 $42.0 $- $5 $10 $15 $20 $25 $30 $35 $40 $45 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16

13 Strong Loan Yields - Declining Cost of Deposits Loan Yields Cost of Deposits 0.34% 0.35% 0.36% 0.34% 0.31% 0.32% 0.31% 0.31% 0.28% $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Total Deposits Cost of Deposits $ in millions Our diversified businesses have optimized our NIM through disciplined pricing as well as loan and deposit growth 5.28% 5.25% 5.28% 5.50% 5.30% 5.37% 5.55% 5.67% 5.46% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Loans Loan Yield

14 Noninterest Expense & Efficiency Adjusted Noninterest Expense / Avg. Assets Efficiency Ratio The Company anticipates it will continue to benefit from economies of scale as it grows by investing in its loan and deposit production capabilities NOTE: Efficiency Ratio represents the ratio of noninterest expense less other real estate owned operations, core deposit intangible amortization and non-recurring merger related expense to the sum of net interest income before provision for loan losses and total noninterest income less gains/(loss) on sale of securities, other-than-temporary impairment recovery (loss) on investment securities, and gain on FDIC-assisted transactions. Adjusted noninterest expense excludes other real estate owned operations, core deposit intangible amortization and non-recurring merger related costs. 64.7% 64.1% 60.0% 58.6% 64.7% 61.4% 55.9% 54.4% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 FY 2014 FY 2015 Q2 2016 2.09% 2.21% 2.67% 2.90% 2.95% 2.87% 2.58% 2.54% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 FY 2014 FY 2015 Q2 2016

15 Capital Resources PPBI and PPB remain well capitalized with strong earnings capacity to sustain growth strategy (1) Please refer to non-GAAP reconciliation As of June, 2016 Well-Capitalized Requirement Pacific Premier Bancorp, Inc. Pacific Premier Bank Regulatory Capital Ratios: Tier 1 Leverage Capital Ratio 5.00% 9.88% 11.17% Common Equity Tier 1 Risk-based Capital Ratio 6.50% 10.58% 12.32% Tier 1 Risk-Based Capital Ratio 8.00% 10.90% 12.32% Total Risk Based Capital Ratio 10.00% 13.45% 12.94% Tangible Common Equity Ratio (1) 9.41% 10.97%

16 Overview of Q2 2016 – Highlights  Completed conversion of Security California Bancorp on the weekend of April 22-24, 2016, less than three months after close. Consolidated 3 PPB branches on the same weekend.  Announced intention to close 3 branches during Q3 2016 in the cities of Seal Beach, Point Loma and Palm Springs – pro forma 16 branches  Net income of $10.4 million, an increase of $1.8 million over the prior quarter, or 21.2%  Diluted earnings per share of $0.37, an increase of $0.04 over the prior quarter, or 12.1%  ROATCE of 13.48%, or 13.86% adjusted to exclude merger related expenses  ROAA of 1.17%, or 1.20% adjusted to exclude merger related expenses  Originated $299 million of new loans, a 19% annualized increase from the Q1 2016  Balance sheet loan growth of 10% annualized on a linked quarter basis  Efficiency ratio of 54% and noninterest expense as a percent of assets of 2.59%  Tangible book value per share increased to $11.87, compared to $10.36 as of June 30, 2015 2nd Quarter Highlights Source: SNL Financial, information for PPBI as of 6/30/2016

17 Superior Market Performance (PPBI) Source: SNL Financial, market information as of 6/30/2016 Since June 2014, PPBI’s stock price has significantly outperformed its publicly traded bank peers (SNL Bank Index / NASDAQ Bank Index) -20.0% -10.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% Jun-14 Aug-14 Oct-14 Dec-14 Feb-15 Apr-15 Jun-15 Aug-15 Oct-15 Dec-15 Feb-16 Apr-16 Jun-16 PPBI SNL Bank NASDAQ Bank PPBI +71% NASDAQ Bank SNL Bank -2% +9%

18 Strategically focused – Financially Motivated • PPBI’s management team operates the bank with the understanding we are targeting assets of $5.0 to $9.9 billion • Our business model is always evolving, transforming and improving • Continued investment and strengthening of the entire team • PPBI’s executives are strong managers of the business, we are not traditional community bankers Continue to Evolve and Strive for Superior Performance Operational Integrity Leads to Strong Internal Controls and Risk Management • PPBI’s operating environment and culture have been built over the years is designed to be scalable • Sales culture maturation combined with traditional Relationship Managers and the leveraging of technology • BSA/AML – automated Rule Based Risk Rating and statistical analytics covering entire client base • CRA – enhanced program to exceed community group requirements and large bank exam standards Keen Focus on Creating Shareholder Value • Management consistently communicates and executes on its strategic plan • Stated guidelines for acquisitive growth – needs to be financially rewarding and strategically beneficial to the franchise • Focused on increasing earnings and building TBV through growth strategies and improving efficiencies • Our goal is to create a fundamentally sound franchise with strong earnings and risk management, which will be an attractive acquisition target for a potential buyer

Scarcity Value in Southern California

Largest 25 Banks Headquartered in Southern California

Rank	Company name	Exchange	City	Total Assets ($000s)
1	PacWest Bancorp	NASDAQ	Beverly Hills	$ 21,147,139
2	Banc of California, Inc.	NYSE	Irvine	$ 10,157,662
3	CVB Financial Corp.	NASDAQ	Ontario	$ 8,312,307
4	BofI Holding, Inc.	NASDAQ	San Diego	$ 7,705,622
5	Opus Bank	NASDAQ	Irvine	$ 7,468,083
6	F & M Bank of Long Beach	OTCQB	Long Beach	$ 6,220,649
7	Community Bank	OTC Pink	Pasadena	$ 3,653,260
8	**Pacific Premier Bancorp, Inc.**	**NASDAQ**	**Irvine**	**$ 3,598,653**
9	Grandpoint Capital, Inc.	OTC Pink	Los Angeles	$ 3,242,077
10	CU Bancorp	NASDAQ	Los Angeles	$ 2,739,533
11	First Foundation Inc.	NASDAQ	Irvine	$ 2,690,173
12	Manufacturers Bank	-	Los Angeles	$ 2,578,808
13	American Business Bank	OTC Pink	Los Angeles	$ 1,744,636
14	Montecito Bancorp	-	Santa Barbara	$ 1,258,251
15	Provident Financial Holdings, Inc.	NASDAQ	Riverside	$ 1,173,751
16	Pacific Mercantile Bancorp	NASDAQ	Costa Mesa	$ 1,100,915
17	Plaza Bank	-	Irvine	$ 1,061,416
18	Malaga Financial Corporation	OTC Pink	Palos Verdes Estates	$ 993,557
19	Silvergate Bank	-	La Jolla	$ 952,654
20	Sunwest Bank	-	Irvine	$ 951,597
21	California First National Bancorp	NASDAQ	Irvine	$ 860,890
22	Commercial Bank of California	-	Irvine	$ 777,974
23	Bank of Hemet	-	Riverside	$ 655,589
24	Community West Bancshares	NASDAQ	Goleta	$ 622,755
25	Seacoast Commerce Bank	-	San Diego	$ 526,359

- Significant scarcity value for quality and sizeable banking franchises in Southern California
- PPBI is 8th largest bank headquartered in Southern California
- Includes all banks and thrifts headquartered in Southern California (Orange, Los Angeles, San Bernardino, Riverside, and San Diego counties). Sorted by total assets, excludes pending merger targets and ethnic-focused banks

Source: SNL Financial as of 6/30/2016
Note: All dollars in thousands

19

20 • Continue to drive economies of scale and operating leverage • Positioned to deliver strong profitability • Ability to integrate business lines that generate higher risk adjusted returns • Proven track record of executing on acquisitions and organic growth • Well positioned to evaluate attractive acquisition opportunities • Create scarcity value among banks in Southern California PPBI Outlook Continued Focus on Building Long-term Franchise Value

21 Appendix material PPBI Supplemental Information

Financial Highlight Trends

	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016
Balance Sheet					
Total Assets	$ 2,636,756	$ 2,715,298	$ 2,790,646	$ 3,563,085	$ 3,598,653
Total Gross Loans	2,118,323	2,167,547	2,262,880	2,858,713	2,930,735
Total Deposits	2,095,983	2,139,207	2,195,123	2,906,264	2,931,001
Gross Loans / Deposits	101.1%	101.3%	103.1%	98.4%	100.0%
Financial Performance					
Net Interest Income	$ 27,093	$ 26,696	$ 28,837	$ 34,201	$ 37,561
Provision for Loan Losses	1,833	1,062	1,700	1,120	1,589
Total Non-Interest Income	4,380	4,378	4,217	4,862	4,450
Total Non-Interest Expense	17,214	17,374	18,539	23,647	23,695
Net Income before Taxes	12,426	12,638	12,815	14,296	16,727
Provision for Taxes	4,601	4,801	4,750	5,742	6,358
Net Income	7,825	7,837	8,065	8,554	10,369
Diluted EPS	$ 0.36	$ 0.36	$ 0.37	$ 0.33	$ 0.37
Performance & Capital Ratios					
Return on Average Assets	1.18%	1.19%	1.18%	1.04%	1.17%
Return on Average Tangible Common Equity*	14.83%	14.25%	14.09%	12.02%	13.48%
Return on Adjusted Average Tangible Common Equity*	14.83%	14.96%	14.92%	14.91%	13.86%
Net Interest Margin	4.31%	4.24%	4.43%	4.48%	4.51%
Tangible Common Equity/ Tangible Assets *	8.65%	8.75%	8.82%	9.15%	9.41%
Tangible Book Value Per Share *	$ 10.36	$ 10.80	$ 11.17	$ 11.46	$ 11.87
Common Equity Tier 1 Risk-based Capital Ratio	9.81%	10.02%	9.91%	10.43%	10.58%
Tier 1 Risk-based Ratio	10.12%	10.40%	10.28%	10.75%	10.90%
Risk-based Capital Ratio	13.40%	13.65%	13.43%	13.32%	13.45%

Note: All dollars in thousands, except per share.

*Please refer to non-GAAP reconciliation

22

Non-GAAP Financial Measures

Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per share are a non-GAAP financial measures derived from GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing common stockholders' equity by common shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measure of tangible common equity ratio to the GAAP measure of common equity ratio and tangible book value per share to the GAAP measure of book value per share are set forth below.

	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016
Total stockholders' equity	$ 281,593	$ 290,767	$ 298,980	$ 428,894	$ 440,630
Less: Intangible assets	(58,690)	(58,346)	(58,002)	(113,230)	(112,439)
Tangible common equity	$ 222,903	$ 232,421	$ 240,978	$ 315,664	$ 328,191
Total assets	$ 2,636,756	$ 2,715,298	$ 2,790,646	$ 3,563,085	$ 3,598,653
Less: Intangible assets	(58,690)	(58,346)	(58,002)	(113,230)	(112,439)
Tangible assets	$ 2,578,066	$ 2,656,952	$ 2,732,644	$ 3,449,855	$ 3,486,214
Common Equity ratio	10.68%	10.71%	10.71%	12.04%	12.24%
Less: Intangibility equity ratio	(2.03%)	(1.96%)	(1.89%)	(2.89%)	(2.83%)
Tangible common equity ratio	8.65%	8.75%	8.82%	9.15%	9.41%
Basic shares outstanding	21,510,558	21,510,678	21,570,746	27,537,233	27,650,533
Book value per share	$ 13.09	$ 13.52	$ 13.86	$ 15.58	$ 15.94
Less: Intangible book value per share	(2.73)	(2.72)	(2.69)	(4.12)	(4.07)
Tangible book value per share	$ 10.36	$ 10.80	$ 11.17	$ 11.46	$ 11.87

Note: All dollars in thousands, except per share data.

23

Non-GAAP Financial Measures

For the quarter periods presented below, adjusted net income for return on average tangible common equity, adjusted net income for adjusted return on average tangible common equity and average tangible common equity are non-GAAP financial measures derived from GAAP-based amounts. We calculate return on average tangible common equity by adjusting net income for the effect of CDI amortization and exclude the average CDI and average goodwill from the average stockholders' equity during the period. We calculate adjusted return on average tangible common equity by adjusting net income for the effect of CDI amortization and merger related expense and exclude the average CDI and average goodwill from the average stockholders' equity during the period. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies. A reconciliation of the non-GAAP measures of return on average tangible common equity and adjusted return on average tangible common equity to the GAAP measure of return on common stockholders' equity is set forth below.

	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016
Net income	$ 7,825	$ 7,837	$ 8,065	8,554	10,369
Plus: Tax effected CDI amortization	216	213	217	206	400
Adjusted net income for return on average tangible common equity	$ 8,041	$ 8,050	$ 8,282	8,760	10,769
Plus: Merger related, net of tax	-	400	407	2,103	307
Plus: Litigation expense, net of tax	-	-	82	-	-
Adjusted net income for adjusted return on average tangible common equity	$ 8,041	$ 8,450	$ 8,771	10,863	11,076
Average stockholders' equity	$ 275,860	$ 284,486	$ 293,334	387,202	432,343
Less: Average core deposit intangible	8,080	7,686	7,394	10,110	10,876
Less: Average goodwill	50,965	50,832	50,832	85,581	101,923
Average tangible common equity	$ 216,815	$ 225,968	$ 235,108	291,511	319,543
Return on average common equity	11.35%	11.02%	11.00%	8.84%	9.59%
Plus: Intangible return on average tangible common equity	3.49%	3.23%	3.09%	3.18%	3.89%
Return on average tangible common equity	14.83%	14.25%	14.09%	12.02%	13.48%
Adjusted return on average tangible common equity	14.83%	14.96%	14.92%	14.91%	13.86%

Note: All dollars in thousands

24

25 Non-GAAP Financial Measures Note: All dollars in thousands For quarter period presented below, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures derived from GAAP-based amounts. We calculate these figures by excluding merger related expenses in the period results. Management believes that the exclusion of such items from these financial measures provides useful information to an understanding of the operating results of our core business. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies. June 30, September 30, December 31, March 31, June 30, 2015 2015 2015 2016 2016 Net income $ 7,825 $ 7,837 $ 8,065 $ 8,554 $ 10,369 Plus: Merger related, net of tax - 400 407 2,103 307 Plus: Litigation expense, net of tax - - 82 - - Adjusted net income $ 7,825 $ 8,237 $ 8,554 $ 10,657 $ 10,676 Diluted earnings per share $ 0.36 $ 0.36 $ 0.37 $ 0.33 $ 0.37 Plus merger related and litigation expenses, net of tax - 0.02 0.02 0.08 0.01 Adjusted diluted earnings per share $ 0.36 $ 0.38 $ 0.39 $ 0.41 $ 0.38 Return on average assets 1.18% 1.19% 1.18% 1.04% 1.17% Plus merger related and litigation expenses, net of tax 0.00% 0.06% 0.07% 0.26% 0.03% Adjusted return on average assets 1.18% 1.25% 1.25% 1.30% 1.20%